File No. 333-________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          _______________________

                                  FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                       LINCOLN NATIONAL CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

                                  Indiana
      (State or Other Jurisdiction of Incorporation or Organization)

                                35-1140070
                   (I.R.S. Employer Identification No.)

                           200 East Berry Street
                        Fort Wayne, Indiana  46802
                              (219) 455-2000
       (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                       Lincoln National Corporation
                     1997 Incentive Compensation Plan
                           (Full Title of Plan)

                         _________________________

                              Jack D. Hunter
                       Lincoln National Corporation
                           200 East Berry Street
                        Fort Wayne, Indiana  46802
                              (219) 455-3072

       (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement       August 12, 1997, or as soon thereafter
of proposed sale to the public         as this Registration Statement becomes
                                       effective

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box [ X ] .


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].


                  CALCULATION OF REGISTRATION FEE

                                       Proposed    Proposed
Title of                               maximum     maximum
Securities          Amount             offering    aggregate      Amount of
to be               to be              price per   offering       registration
registered          registered         share       price          fee

Stock Units

Restricted        Aggregate amount
Shares of         of stock units,
Common Stock      Restricted Stock
                  and Common Stock
                  of 11,613,256        $67.3125    $781,717,295   $236,884

Common Stock
No Par Value

*Pursuant to Rule 416, there are being registered such additional shares as may be issuable pursuant to the antidilution provisions of the Plan. The shares of common stock to which this Registration Statement relates are to be issued upon exercise of options or the lapsing of restrictions on restricted stock, and in connection with certain other stock-related awards, all of which will be granted or awarded for no consideration to certain of the Company's employees and non-employee agents of the Company.

**Pursuant to Rule 457(h), based upon the average of the high and low prices of a share of common stock reported by the New York Stock Exchange on July 29, 1997.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                       LINCOLN NATIONAL CORPORATION
                     1997 INCENTIVE COMPENSATION PLAN

                           Cross Reference Sheet

               Showing Location in Prospectus of Information
                     Required by Items of the Form S-3
                          Pursuant to Rule 404(a)

Item of Form S-3                          Location in Prospectus

1.   Forepart of registration
     Statement and Outside Front
     Cover Page of Prospectus. . . . . .  Forepart of Registration
                                          Statement and Outside Front Cover
                                          Page of Prospectus;
                                          Cross-Reference Sheet

2.   Inside Front and Outside Back
     Cover Pages of Prospectus . . . . .  Inside Front Cover Page of
                                          Prospectus

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges. . . . . . . . . .  General Information

4.   Use of Proceeds . . . . . . . . . .  Summary of the Plan - The Purpose

5.   Determination of Offering
     Price . . . . . . . . . . . . . . .  Summary of the Plan

6.   Dilution. . . . . . . . . . . . . .  Not Applicable

7.   Selling Security Holders  . . . . .  Not Applicable

8.   Plan of Distribution  . . . . . . .  Summary of the Plan

9.   Description of Securities to
     be Registered . . . . . . . . . . .  Incorporation of Documents by
                                          Reference

10.  Interests of Named Experts and
     Counsel . . . . . . . . . . . . . .  Experts

11.  Material Changes. . . . . . . . . .  Not Applicable

12.  Incorporation of Certain
     Documents by Reference. . . . . . .  Incorporation of Documents by
                                          Reference

13.  Disclosure of Commission
     Position on Indemnification
     for Securities Act Liabilities . . . Indemnification of Directors and
                                          Officers

PROSPECTUS

                             11,613,256 Shares

                       LINCOLN NATIONAL CORPORATION
                               COMMON STOCK
                              (No Par Value)

          Offered as set forth in this Prospectus pursuant to the


                       LINCOLN NATIONAL CORPORATION
                     1997 INCENTIVE COMPENSATION PLAN


    This Prospectus applies to shares of Common Stock of Lincoln National Corporation to be offered and sold under the 1997 Incentive Compensation Plan (the "Plan") to eligible executive, managerial, supervisory, or professional employees of Lincoln National Corporation and its subsidiaries or to eligible persons holding either agents' or brokers' contracts with a subsidiary of Lincoln National Corporation.

FOR A DISCUSSION OF THE MATERIAL RISKS RELATED TO INVESTMENT IN THE SECURITIES OFFERED HEREBY, SEE "RISK FACTORS."


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.



     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any state to or from any person to whom it is unlawful to make or solicit such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein since the date hereof.

           The date of this Prospectus is August ___, 1997.

                             TABLE OF CONTENTS

                                                            Page

General Information . . . . . . . . . . . . . . . . . . . . . . . . .
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Summary of the Plan . . . . . . . . . . . . . . . . . . . . . . . . .
      1. Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . .
      2. Administration . . . . . . . . . . . . . . . . . . . . . . .
      3. Shares Available, Resale; Limitations . . . . . . . . . . . .
      4. Term; Amendment. . . . . . . . . . . . . . . . . . . . . . .
      5. Participants . . . . . . . . . . . . . . . . . . . . . . . .
      6. Stock Options. . . . . . . . . . . . . . . . . . . . . . . .
      7. Stock Appreciation Rights. . . . . . . . . . . . . . . . . .
      8. Restricted Stock Awards. . . . . . . . . . . . . . . . . . .
      9. Deferred Stock Units . . . . . . . . . . . . . . . . . . . .
     10. Bonus Stock and Awards in Lieu of Cash Obligations . . . . .
     11. Other Stock Based Awards . . . . . . . . . . . . . . . . . .
     12. Performance Awards and Annual Incentive Awards . . . . . . .
     13. Other Material Provisions  . . . . . . . . . . . . . . . . .
     14. Certain Tax Aspects  . . . . . . . . . . . . . . . . . . . .
     15. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Documents by Reference . . . . . . . . . . . . . . .
Annual Report to Shareholders . . . . . . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following Regional Offices: Federal Building, 75 Park Place, Room 1228, New York, New York 10007; and Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604. Copies of these materials may also be obtained from the Commission at the prescribed rates by mailing a request to: Public Reference Branch, Securities and Exchange Commission, Washington, D.C. 20549. Such material may also be accessed by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, the Company will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding unincorporated exhibits), but not delivered with it. Such requests should be made to C. Suzanne Womack, Secretary, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana 46802, telephone: (219) 455-3271.

     The Company's Common Stock is listed on the following stock exchanges and reports, proxy statements and other information concerning the Company can be inspected at the offices of those exchanges: New York Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange, London Stock Exchange, and Tokyo Stock Exchange.




                            GENERAL INFORMATION

     The Lincoln National Corporation 1997 Incentive Compensation Plan (the "Plan") was established subject to shareholder approval by the Board of Directors (the "Board") of Lincoln National Corporation (the "Company" or
 LNC ) on May 13, 1997 and approved by the Company's shareholders at their annual meeting held on May 15, 1997.

     The principal executive offices of the Company, an Indiana corporation, are at 200 East Berry Street, Fort Wayne, Indiana 46802. Its telephone number is (219) 455-2000. Certain executive, managerial, supervisory, or professional employees of the Company and its subsidiaries and certain persons holding either agents' or brokers' contracts with subsidiaries of the Company may participate in the Plan.

                               RISK FACTORS

     In addition to the risks typically associated with investing in equity securities (particularly publicly traded equity securities), investing in shares of LNC common stock entails certain risks that are specific to the industries in which LNC's subsidiaries operate. These risk factors include, among other things, the highly competitive nature of those industries, state and federal regulation, changing economic conditions, ratings received by, and underwriting losses and claims of, LNC's insurance subsidiaries, and the investment performance of assets held by LNC's insurance subsidiaries and entities advised by investment advisory subsidiaries of LNC. These risk factors are discussed briefly below.

     Competition. The insurance, financial services and mutual funds industries are highly competitive. Currently, there are thousands of insurance companies actively engaged in business in the United States, some of which offer insurance and annuity products not currently offered by subsidiaries of LNC. In addition, LNC's life insurance and annuity subsidiaries encounter competition from the expanding number of banks, securities brokerage firms and other financial intermediaries which are marketing insurance products and which offer competing investments such as savings accounts and securities. Similarly, there are thousands of open- and closed-end mutual funds available to public investors, and a large number of investment advisers offer their services to pension funds and other institutional investors. While the Company believes its subsidiaries can effectively compete in the industries in which they operate, there can be no assurance that such subsidiaries will be able to do so.

     Regulation. The Company's insurance affiliates are subject to regulation and supervision by the states, territories and foreign countries in which they are admitted to do business. These jurisdictions generally maintain supervisory agencies with broad discretionary powers relative to granting and revoking licenses to transact business, regulating trade practices, licensing agents, prescribing and approving policy forms, regulating premium rates for some lines of business, establishing premium requirements, regulating competitive matters, prescribing the form and content of financial statements and reports, determining the reasonableness and adequacy of capital and surplus and regulating the type and amount of investments permitted. The Company's insurance subsidiaries conduct business in numerous jurisdictions and, accordingly, are subject to the laws and regulations of each of those jurisdictions. Most of the Company's principal insurance subsidiaries are domiciled in Indiana and are primarily regulated by the Indiana Commissioner.

     As a holding company of insurance businesses, the Company is also subject to regulatory requirements of the states where its insurance subsidiaries are domiciled. For example, certain transactions involving an affiliated insurance company, such as loans, extraordinary dividends or investments, in some cases may require the prior approval of such company's primary regulators. Additionally, these requirements restrict the ability of any person to acquire control of the Company or any of its subsidiaries engaged in the insurance business without prior regulatory approval. Control is generally deemed to exist if an entity beneficially owns 10% or more of the voting securities of a company. Such requirements may have the effect of preventing an acquisition of the Company.

     The Company's investment management subsidiaries are subject to a number of federal and state laws and regulations, including without limitation, the Investment Company Act of 1940, the Investment Adviser's Act of 1940 and the National Association of Securities Dealers Rules of Fair Practice. These laws and regulations generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the subsidiaries from carrying on their businesses in the event that they fail to comply with such laws and regulations.

     Ratings. Insurance companies are generally assigned ratings by various rating agencies, such as the A.M. Best Company and the Duff and Phelps Rating Agency. A company's sales of insurance products are generally affected by these ratings. A stronger rating can translate to a marketing advantage and the ability to price less aggressively to generate sales. As of July 28, 1997, The Lincoln National Life Insurance Company had financial strength ratings of AA+ and A+ by Duff and Phelps and A.M. Best Company, respectively.

     Similarly, while mutual funds are not rated, per se, many industry periodicals and services provide rankings of mutual fund performance. These rankings often have an impact on the decisions of public investors regarding which mutual funds to invest in.

     Economic Conditions. The operating results of LNC's insurance subsidiaries are affected significantly by changes in interest rates and inflation. Similarly, these economic factors significantly affect the investment performance of the mutual funds and other entities advised by LNC subsidiaries. The performance of these entities, in turn, affects their ability to attract and retain clients and investors.

     The investment income and market value of the investment portfolios of LNC's insurance subsidiaries and of the fixed-income-oriented mutual funds and private investment portfolios advised by LNC's investment advisory subsidiaries are primarily related to yields on their investments in the fixed-income markets. An increase in interest rates will generally decrease the market value of the relevant investment portfolio, but will increase investment income as investments mature and proceeds are reinvested at higher rates. Additionally, changes in interest rates and inflation have implications for the volume and profitability of the business of LNC's insurance subsidiaries. As interest rates rise, competitors may respond by changing crediting rates and the policyholders will evaluate the products of LNC's subsidiaries by comparison; there can be no guarantee that the subsidiaries' products will be competitive as compared to products offered by other insurance companies.

    Underwriting Losses and Claims. In addition to return on investment income, the profitability of an insurance company is dependent upon its loss experience in connection with its outstanding insurance contracts. Successful underwriting experience is, in turn, dependent upon the quality, diversity, and size of the insurer's pool of insureds. While LNC believes that the outstanding insurance contracts of its subsidiaries were issued in accordance with adequate underwriting guidelines, and that the pools of insureds of its insurance company subsidiaries are of sufficient size and diversity, above average loss experience could result in underwriting losses. No assurance can be given that the current and future reserves of LNC's insurance subsidiaries will be sufficient to provide for payment of all claims, or that the insurance operations of such subsidiaries will be profitable.



                            SUMMARY OF THE PLAN

1.  Purpose.

    The Plan was adopted because, in the judgment of the Board, the Company and its shareholders would benefit from an incentive compensation program which is attractive to executives and other key employees, agents and brokers of the Company and its subsidiaries and encourages them to increase their ownership of its common stock. The purpose of the Plan is to assist LNC and its subsidiaries in attracting, retaining, and rewarding high quality executives, employees and other persons who provide services to the Company and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under the Code Section 162(m) (as herein after defined) to the extent deemed appropriate by Compensation Committee of the Board (the
 Committee ) the of the Board of Directors of the Company (the Board ). In addition, the Board has concluded that the Committee should be given as much flexibility as possible to provide for annual and long-term incentive awards contingent on performance.

     The Company has no specific plan for the use of any proceeds generated from the sale of its Common Stock pursuant to the Plan.

2.  Administration.

    The Plan is administered by the Committee. The Committee shall consist of each of the members of the Compensation Committee of the Board who is (i) a
 non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the Exchange Act ), unless administration of the Plan by non-employee directors is not required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an outside director as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by outside directors in order to qualify for tax deductibility under Code Section 162(m). Unless otherwise designated by the Board the Committee will include at least three members. In the event that fewer than three member of the Compensation Committee are eligible to serve on the Committee, the Board may appoint one or more of its members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve. Present members of the Compensation Committee are John M. Pietruski, (Chairman), Thomas D. Bell, Jr., Earl L. Neal, Jill S. Ruckelshaus and Gordon A. Walker. They may be contacted in care of the Secretary of the Company at 200 East Berry Street, Fort Wayne, Indiana 46802.

    Subject to the terms and conditions of the Plan, the Committee is authorized to interpret the provisions of the Plan, select participants, determine the type and number of Awards (as defined below) to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, adopt, amend and rescind rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may, in its discretion, convert any Award or the value of any Award under the Plan, subject to applicable laws and regulations, into Deferred Stock Units which will be administered under the Lincoln National Corporation Deferred Compensation Plan for Employees (the Deferred Compensation Plan ). The Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

    To provide a flexible and competitive program, the Plan gives the Committee full discretion to select the awards from among the various forms available under the Plan: stock options, stock appreciation rights ( SARs ), restricted stock ( Restricted Stock ), deferred stock units, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ( Awards ).


3.  Shares Available; Resale; Limitations

    Under the Plan, the total number of shares of the Common Stock of the Company (the Common Stock or Stock ) reserved and available for delivery to participants in connection with Awards is 12,700,000, less any shares of stock which are the subject of an option granted or other award made under the Pre-
existing Plans after March 12, 1997.   Pre-existing Plans  include the Lincoln
National Corporation 1986 Stock Option Incentive Plan (the Stock Option Plan ) and the 1994 Amended and Restated Lincoln National Corporation Executive Value
Sharing Plan (the  EVSP ) each of which was terminated on   May 15, 1997.  As
of May 15, 1997, 1,086,744 awards had been made under Pre-existing Plans thereby reducing the total number of shares authorized to 11,613,256. The total number of shares of Common Stock with respect to which incentive stock options ( ISOs ) may be granted shall not exceed 1,000,000, and the total number of shares of Restricted Stock that may be granted shall not exceed 2,944,756. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares.

    In addition, the Plan imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Internal Revenue Code (the Code ). Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, units of deferred stock, shares of Common Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 1,000,000 shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be earned as an annual incentive award or other cash Award (payable currently or on a deferred basis) in any fiscal year by any one participant is $8,000,000, and the maximum amount that may be earned as a performance award or other cash Award (payable currently or on a deferred basis) in respect of a performance period by any one participant is $8,000,000.

    No Award may be granted if the number of shares of stock to be delivered in connection with such Award or, in the case of an Award relating to shares of stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of stock remaining under the Plan minus the number of shares of stock issuable in settlement of or relating to then-outstanding Awards. Shares of stock subject to an Award under the Plan or award under a Pre-existing Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under the Plan.

    The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the Plan and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

     Except as described under "Restricted Stock Awards" below, the Plan does not impose any restriction on the resale of shares of the Company's Common Stock acquired pursuant to a grant under the Plan. However, any "affiliate" of the Company (defined in Rule 405 under the Securities Act of 1933 (the
 1933 Act ) to include persons who directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) may not use this Prospectus to offer and sell shares of Common Stock they acquire under the Plan. They may, however, sell such shares:

     (1) pursuant to an effective registration statement under the Securities Act of 1933;

     (2)  in compliance with Rule 144 under the Act; or

     (3) in a transaction otherwise exempt from the registration requirements of that Act.


    Each participant who is the beneficial owner of at least 10% of the outstanding shares of the Company's Common Stock (the "Common Stock") and each participant who is director or policy making officer of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which requires such persons to disgorge to the Company any "profits" resulting from a sale and purchase (or purchase and sale) of shares of the Common Stock within a six month period. For such participants, sales of certain shares of Common Stock occurring within six months of the grant of an option or the grant of a restricted stock award may result in such Section 16(b) liability, unless one or both of those transactions are exempt, as described below in more detail.

    Pursuant to Rule 16b-3 of the 1934 Act, because the Plan is administered by a committee consisting solely of at least two "Non-Employee Directors" (as defined in Rule 16b-3(b)(3)), the grant of an option, a stock appreciation right, a restricted stock award, or other award to a participant subject to
Section 16(b) will not be deemed, for purposes of Section 16(b), to be a purchase of the shares that underlie the option, award or right for purposes of determining whether a participant is liable to the Company for any profits derived from the purchase and sale of Common Stock.

    In addition, if at least six months have elapsed between the award of an option, a stock appreciation right, a restricted stock award, or other award, and the disposition of the underlying Common Stock, no purchase of Common Stock would be deemed to have occurred under Section 16(b) for purposes of determining whether a participant is liable to the Company for any profits derived from the purchase and sale of Common Stock.

    It is the intent of the Company that the grant of any Awards to or other transaction by a participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such participant shall avoid liability under Section 16(b) of the Exchange Act.

    However, even if a transaction is exempt under Section 16(b), the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the issuer continue to apply.

4.  Term; Amendment.

    The Board of Directors, or the Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares
are then listed or quoted.   Shareholder approval will not be deemed to be
required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the Plan or broaden eligibility. Unless earlier terminated by the Board, the Plan will terminate at such time as no shares remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

5.  Participants.

    The Committee may select any executive officers and other officers employees, agents and brokers of the Company or any of its subsidiaries, including any such person who may also be a director of the Company to be eligible to be granted Awards under the Plan. It is anticipated that approximately 700 individuals will be eligible to participate during the current year of operation of the Plan.

    Certain United Kingdom directors and officers who are employed by any corporate entity, including Lincoln National (UK) PLC, which is under the Control of the Company, may also be selected by the Committee to participate in the Plan. Stock options granted to and Common Stock issued to United Kingdom officers and directors shall be granted or issued subject to applicable United Kingdom laws and regulations. The terms and conditions of stock options or Company Common Stock so granted or issued, and the tax consequences of such grant or issuance, may vary from those relating to United States persons described below. PARTICIPATING UNITED KINGDOM OFFICERS AND DIRECTORS ARE ESPECIALLY URGED TO CONSULT THEIR OWN LEGAL AND TAX ADVISORS.

6.  Stock Options.

    The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs).

    Incentive Stock Options or ISO means any option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto. The terms of any ISO granted under the Plan is intended to comply in all respects with the provisions of Code Section
422. The aggregate fair market value (determined at the time an incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year may not exceed $100,000. For purposes of this $100,000 limitation, all of the plans of the Company and its subsidiaries will be taken into account. The maximum number of options awarded to one individual cannot exceed 100,000 options per year. Information regarding outstanding options may be provided in the Company s annual reports to shareholders, proxy statements, or appendices to this prospectus. No term of the Plan relating to ISOs (including any SAR in tandem therewith) may be interpreted, amended or altered, nor may any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in the disqualification. The total number of shares of Common Stock with respect to which ISOs may be granted may not exceed 1,000,000.

    The exercise price per share subject to an option is determined by the Committee, but may not be less than the Fair Market Value of a share of Common Stock on the date of grant. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a Fair Market Value equal to the exercise price, as the Committee may determine from time to time. The Committee may include a provision in an option permitting the grant of a new option when payment of the exercise price of an option is made in shares of Common Stock.

    For purposes of the Plan, the Fair Market Value means the Fair Market Value of the Award as determined by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of stock will be the average of the highest and lowest prices of a share of Stock, as quoted on the composite transaction table on the New York Stock Exchange, on the last trading day prior to the date on which the determinations of the Fair Market Value is being made.

7.  Stock Appreciation Rights.

    The Committee is authorized to grant Stock Appreciation Rights ( SARs ) to participants. A SAR entitles the participant to receive the excess of the Fair Market Value (as defined above) of one share of stock on the date of exercise over the grant price of the SAR as determined by the Committee. In addition, the Committee may grant a Limited SAR whereby the participant is entitled to the Fair Market Value determined by reference to the Change in
Control Price over the grant price of the Limited SAR.   Change in Control
Price means the amount in cash equal to the higher of (i) the amount of cash or Fair Market Value of property that is the highest price per share paid in any transaction triggering a Change in Control (as defined below) or the highest Fair Market Value per share at any time during the 60 day period preceding and 60 day period following a Change in Control. SARs and Limited SARs may be either free standing or in tandem with other Awards. Limited SARs may only be exercised in connection with a Change in Control.

    The grant price of an SAR is determined by the Committee. The term of the SAR, the times at which each SAR will be exercisable, whether or not a SAR will be in tandem or in combination with any other Award and provisions requiring forfeiture of SARs at or following terminations of employment are generally fixed by the Committee, except that no SAR may have a term exceeding ten years. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

8.  Restricted Stock Awards.

    The Committee is authorized to grant restricted stock. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. The total number of shares that may be granted as restricted stock may not exceed 2,944,756. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards. Such stock will be subject to the same restrictions as the Restricted Stock. If certificates representing the Restricted Stock are registered in the participant s name, the Committee may require such stock to bear the appropriate restrictive legend.

9.  Deferred Stock Units.

    The Committee is authorized to grant to participants Deferred Stock Units, which are rights to receive stock, cash, or a combination thereof at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by the Company under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or its successor (the Deferred Compensation Plan ) in units which are equivalent in value to shares of Common Stock ( Deferred Stock Units ). Once credited to the account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

    Such an Award confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

10.  Bonus Stock and Awards in Lieu of Cash Obligations.

     The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that in the case of participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of stock or other Awards do not impair a participant s exemption from liability under Section 16(b). Stock or Awards granted hereunder shall be subject to such terms as shall be determined by the Committee.

11.  Other Stock-Based Awards.

     The Plan authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

12.  Performance Awards and Annual Incentive Awards.

     The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the Plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of preestablished performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will be among the Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers") for the year in which a deduction arises, will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Code Section 162(m).

     The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of
(i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criterion. In the case of performance awards intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the Plan, although for other participants the Committee may specify any other criteria. The business criteria specified in the Plan are, as defined by the Committee:
(1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; income from operations; (9) total shareholder return; (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies; and (11) any criteria comparable to those listed above that shall be approved by the Committee.

     In granting annual incentive or performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as an annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Code
Section 162(m).

     Subject to the requirements of the Plan, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

     All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Award and the amount of any annual incentive award pool or potential individual annual incentive awards and the amount of final annual incentive awards shall be made in writing in the case of any Award intended to qualify under Code Section 162(m).

13.  Other Material Provisions.

     Awards may be settled in the form of cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of the Company s obligations under the Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

     Awards under the Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the Plan, awards under other plans of the Company, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

     Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain noncompetition, confidentiality or intellectual property covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed with the Company or within a specified period following termination of employment. The Company may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the noncompetition, confidentiality or intellectual property covenants.

     The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change of control" of the Company except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change of control. Upon the occurrence of a change of control, except to the extent otherwise determined by the Committee at the date of grant, options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse. "Change of Control" is defined in the Plan to include a variety of events, including significant changes in the stock ownership of the Company or a significant subsidiary, changes in the Company s board of directors, certain mergers and consolidations of the Company or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of the Company.

14.  Certain Tax-Aspects.

     THE FOREGOING TAX DISCUSSION AND THE TAX DISCUSSION SET FORTH BELOW ARE INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. IN VIEW OF THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH PARTICIPANT SHOULD CONSULT HIS OR HER TAX ADVISOR FOR MORE SPECIFIC INFORMATION, INCLUDING THE EFFECT OF APPLICABLE FEDERAL, STATE AND OTHER TAX LAWS.

     Under present law the federal income tax consequences of grants and awards under the Plan are generally as follows:

     Incentive Stock Options. Incentive stock options may be awarded only to those participants who are "employees" (as that term is defined in Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its subsidiaries at the time of the granting of the option. In addition, an option that qualifies as an incentive stock option at the time of grant generally will not be treated as an incentive stock option for income tax purposes if the optionee is not an "employee" at the time of exercise (except when the optionee was an employee within three months of his death or at the time of his disability or termination of employment and the option is exercised within a specified period of time after his death, disability or termination of employment). Those persons who are eligible to participate in the Plan because they hold either agents' or brokers' licenses with a subsidiary of the Company may or may not, depending on their particular facts and circumstances, be "employees" for this purpose. For the tax treatment of options granted to or exercised by non-employees, see Non-qualified Stock Options, below.

     The granting of an incentive stock option will not result in taxable income to the participant at the time of grant. The exercise of the incentive stock option will also ordinarily have no federal income tax consequences to the participant, although an incentive stock option exercised more than three months after retirement (or one year after retirement, when retirement was as a result of the participant's disability) will be treated as a non-qualified stock option and taxed as described in Non-qualified Stock Options, below, unless the option is exercised by the heirs or the estate of the deceased participant who was employed on the date of his death and throughout the three-month period ending on the date of death. If, however, a participant tenders payment upon the exercise of an incentive stock option by surrendering shares obtained upon a prior exercise of an incentive stock option which shares were not held for the "required holding period" (as defined below), that participant may recognize income upon the surrendering of the previously acquired shares under those rules described below pertaining to the disposition of shares acquired pursuant to an incentive stock option.

     If the shares acquired pursuant to a timely exercise of an incentive stock option are held for at least one year after they were acquired by exercise of the incentive stock option and two years after the date on which the incentive stock option was granted to the participant (the "required period"), then any gain on disposition of the shares will generally be taxable as long-term capital gain and no corresponding deduction will be allowed to the Company. For a discussion of the federal income tax consequences of a long-term capital gain, see Capital Gains Treatment, below.

     If the shares acquired pursuant to a timely exercise of an incentive stock option are disposed of before the expiration of the required period, then the difference between the participant's "basis" (as defined below) and the fair market value of the shares at the date of exercise, will generally be taxable as ordinary income and a contemporaneous deduction in the amount of such income will be allowed to the Company. Any additional gain (or loss) realized on a disposition of such shares will generally be taxable to the participant as long or short-term capital gain (or loss) depending on the period for which the shares were deemed to have been held. For a discussion of holding periods and the federal income tax treatment of long-term capital gains, see Capital Gains Treatment, below.

     For purposes of determining whether shares acquired pursuant to the exercise of an incentive stock option have been disposed of before the expiration of the required period, the term "disposition" will include a sale, exchange, gift or transfer of legal title of the shares, but does not include a transfer from a decedent to an estate, a transfer by bequest or inheritance, a pledge or hypothecation, or transfers pursuant to certain non-recognition transactions such as like-kind exchanges (except as noted above with respect to the exchange of shares acquired pursuant to an incentive stock option that have not been held for the required period and are surrendered to exercise an incentive stock option) or exchanges pursuant to reorganizations.

     A participant's "basis" in shares of common stock acquired pursuant to the exercise of an incentive stock option will equal the amount of any cash paid for such shares plus the basis of any shares surrendered, as determined immediately before the surrender, plus any income recognized on the disposition of the surrendered shares. If a participant uses shares of the Company's Common Stock to exercise his incentive stock option and such shares either were not acquired by the prior exercise of an incentive stock option, or were so acquired but were held by him for the required period, it is expected that the basis and holding period (for the purpose of determining whether amounts realized or lost upon the subsequent disposition of the shares constitute short-term or long-term capital gains or losses) of the shares that the participant surrenders carries over to the same number of shares received upon the exercise of the option.

     If a participant uses shares of the Company's Common Stock to exercise his incentive stock option, and such shares were acquired upon a prior exercise of incentive stock option and were not held for the required period, the participant's basis in the shares acquired upon exercise of his incentive stock option will equal the sum of the basis of shares surrendered, as determined immediately before the surrender, and any income recognized on the disposition of the surrendered shares. In addition, the holding period of the newly acquired stock should begin on the date of the most recent exercise of the incentive stock option.

     The amount by which the fair market value, determined at the time of exercise, of a share of Company Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the option price shall, along with other specified items, constitute an adjustment for the purposes of calculating the alternative minimum taxable income of the participant for the taxable year in which the option was exercised. Such adjustment items are potentially subject to a 26% - 28% alternative minimum tax as determined by a complex formula involving special deductions, additions and exemptions. As a result, the exercise of an incentive stock option may subject a participant to an alternative minimum tax depending on that participant's particular circumstances.

     For purposes of computing alternative minimum taxable income realized on a subsequent disposition of shares acquired pursuant to the exercise of an incentive stock option, the participant's basis in the stock so acquired shall be increased by the amount that alternative minimum taxable income realized was increased due to the earlier exercise of the stock option.

     Non-Qualified Stock Options. The granting of a non-qualified stock option will not result in taxable income to the participant at the time of grant. On exercise of a non-qualified stock option, the participant will normally realize taxable ordinary income equal to any excess of the fair market value of the shares at the time of exercise over the option price of the shares. At the time this ordinary income is recognized by the participant, the Company will be entitled to a corresponding deduction.

     If a participant exercises his non-qualified stock option with a cash payment, the basis of the shares he acquires will generally equal the option price plus the amount included in his income upon exercise. If the participant uses shares of the Company's Common Stock to exercise his non-qualified stock option, the basis and holding period of the shares he surrenders carries over to the same number of the shares received upon the exercise of the option. The basis of the remaining shares received is the fair market value of the shares on the date of exercise.

     To the extent that the shares constitute a capital asset in the hands of a participant, on the disposition of the shares acquired upon exercise of a non-qualified stock option, the difference between the amount received for the shares and the basis, i.e. fair market value of the shares on exercise of the option, will be treated as long-term or short-term capital gain or loss, depending on the holding period. For a discussion of holding periods and the federal income tax treatment of a long-term capital gain, see Capital Gains Treatment, below.

     Stock Appreciation Rights. The granting of a stock appreciation right should not result in taxable income to the participant at the time of grant. On exercise of a stock appreciation right, the participant will realize taxable ordinary income equal to the cash and fair market value of any shares
received.   At the time the participant recognizes ordinary income on the exercise of a stock appreciation right, the Company will be entitled to a corresponding deduction.

     To the extent that any such shares constitute a capital asset in the hands of a participant, on the disposition of any shares acquired under a stock appreciation right, the difference between the amount received for the shares and the fair market value of the shares as of the exercise of the stock appreciation right will be treated as long-term or short-term capital gain or loss, depending on the holding period. For a discussion of holding periods and the federal income tax treatment of a long-term capital gain, see Capital Gains Treatment, below.

     Restricted Stock Awards. The granting of a restricted stock award or issuance of restricted shares generally will not result in taxable income to the participant at the time of grant or issuance. Instead, the participant will normally realize taxable ordinary income when the restrictions on the shares lapse in an amount equal to the fair market value of the shares on the date of lapse. Notwithstanding the foregoing, a participant may elect (pursuant to Section 83(b) of the Code), within 30 days of the date of a restricted stock award, to be taxed on the value of the shares as of the date of grant. If the participant subsequently forfeits the shares, the participant will not be entitled to a deduction. At the time the participant recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

     To the extent that the shares constitute a capital asset in the hands of a participant, on disposition of the shares after restrictions lapse, the difference between the amount received and the fair market value of the shares on the date of lapse (or on the date of issuance if the participant made the election described above) will be treated as long-term or short-term capital gain or loss, depending on the holding period. For a discussion of holding periods and the federal income tax treatment of capital gains, see Capital Gains Treatment, below. A participant's holding period in the shares will begin when the restrictions to which they are subject lapse unless he makes the election provided for under Code Section 83(b) (as noted above), in which case the holding period in his shares will begin on the day after the Company Common Stock is transferred to him.

     Amounts equivalent to dividends received by the participant under the restricted stock award and dividends paid on restricted stock received by the participant prior to the lapse of restrictions will be taxable as ordinary income to the participant and a corresponding and contemporaneous deduction will be allowed to the participant's employer unless the participant made the
Section 83(b) election described above. If the election was made, dividends actually paid on restricted stock will be taxable as dividends and no corresponding deduction will be allowed to the employer. In addition, if the election was made and the participant later forfeits the restricted stock, the participant will be allowed no loss deduction.

    Deferred Stock Units. Generally, a participant will be subject to tax, and the Company will receive a corresponding deduction, with respect to a deferred stock unit when the unit is paid to the participant from the Deferred Compensation Plan in accordance with the terms of that plan or, if earlier, any date on which, by operation of the Deferred Compensation Plan, the participant is deemed to have constructively received the unit. If, however, the award is paid in shares of Common Stock which are subject to restrictions or to forfeiture, the participant will be subject to tax, and the Company will be entitled to a deduction, when the shares cease to be subject to the restrictions or to the risk of forfeiture. The amount of taxable income a participant will be required to recognize, and the amount of the deduction to which the Company will be entitled, will equal the amount of cash and the fair market value of the shares received on the date as of which the participant is required to recognize income.

    Bonus Stock, Awards in Lieu of Cash Obligations and Other Stock-Based Awards. Generally, a participant will be subject to tax, and the Company will receive a corresponding deduction, with respect to a bonus stock or similar award when the stock is paid to the participant. If, however, the award is paid in shares of Common Stock which are subject to restrictions or to forfeiture, the participant will be subject to tax, and the Company will be entitled to a deduction, when the shares cease to be subject to the restrictions or to the risk of forfeiture. The amount of taxable income a participant will be required to recognize, and the amount of the deduction to which the Company will be entitled, will equal the amount of cash and the fair market value.

    Performance Awards and Annual Incentive Awards. Generally, a participant will be subject to tax, and the Company will receive a corresponding deduction, with respect to a performance award or an annual incentive award when the award is paid to the participant. If, however, the award is paid in shares of Common Stock which are subject to restrictions or to forfeiture, the participant will be subject to tax, and the Company will be entitled to a deduction, when the shares cease to be subject to the restrictions or to the risk of forfeiture. The amount of taxable income a participant will be required to recognize, and the amount of the deduction to which the Company will be entitled, will equal the amount of cash and the fair market value.

     Capital Gains Treatment. Gain or loss from the sale or exchange of property will be treated as long-term capital gain or loss if it was deemed to have been held for more than one year. Any gain or loss other than long-term capital gain or loss will be treated as short-term capital gain.

     Except in those situations expressly described above (relating to the "tacking" of holding periods where Company Common Stock is used to exercise a stock option and to optionees subject to Section 16(b) of the Securities Exchange Act of 1934), it is expected that the holding period of shares acquired pursuant to the exercise of an incentive stock option, non-qualified stock option or stock appreciation right will generally begin on the date following the date of acquisition through such exercise. Similarly, the holding period of awarded shares acquired pursuant to a restricted stock award is expected to begin on the date following the date on which the restrictions lapse, subject to the exception relating to elections under Code Section 83(b).

     For net capital gains recognized by individuals, the Code imposes a preferential maximum tax rate of 28% (as compared with a 39.6% maximum tax rate on ordinary income).

     Participants Subject to Section 16(b). Notwithstanding the general tax treatment of the various types of awards as discussed above, a participant who is subject to the application of Section 16(b) of the 1934 Act, will not be subject to tax with respect to an award until such time as the stock acquired pursuant to the exercise of an option or the grant of another type of award may no longer be considered a purchase of the shares underlying the option or award. Because, however, the Plan is administered by a committee of three or more "non-employee directors" within the meaning of section 16(b), the acquisition of stock pursuant to an award under the Plan would not be considered a purchase of that stock. Thus, the general rules of taxation described above apply. For capital gains tax purposes, the participant's holding period begins to run on the date, on which he is subject to taxation on the award of stock.

     Payment of Withholding Obligations Through Surrender of Shares. The federal income tax treatment of the surrender of shares of Company Common Stock to satisfy a participant's federal income tax withholding obligation under the Plan is complex and uncertain. To the extent that a participant surrenders shares of Company Common Stock for this purpose, the participant will be treated as having sold such shares to the Company for their fair market value and may recognize income as a result thereof. The nature and extent of this income will depend upon the manner in which the surrendered shares were acquired, the basis of the surrendered shares, the holding period of the surrendered shares and other factors as described above. Depending upon the effect of the surrender upon the participant's proportionate share ownership interest in the Company, the participant may be treated as having received a dividend equal to the fair market value of the shares surrendered. A participant who satisfies a withholding obligation by surrendering shares acquired pursuant to an earlier exercise of an incentive stock option may also be treated as having made a disqualifying disposition of such shares if the applicable holding period requirements have not been satisfied. For a discussion of disqualifying dispositions of shares acquired pursuant to the exercise of an incentive stock option and the tax treatment thereof, see Incentive Stock Options, above. For a discussion of the times when elections to surrender shares to satisfy withholding obligations must be made, including specific requirements applicable to elections by "officers" under Section 16 of the Securities Exchange Act of 1934, see Other Material Provisions, above. PARTICIPANTS ELECTING TO SATISFY A WITHHOLDING OBLIGATION BY SURRENDERING SHARES OF COMPANY COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS.

15.  Miscellaneous

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.


                  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into its Prospectus the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") for the fiscal year ended December 31, 1996;

     (b) All other reports including, but not limited to, Forms 8-K, 10-K and 10-Q of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1996; and

     (c) The section entitled "Description of Capital Stock" contained on pages 31 through 35 of the Company's Prospectus dated December 22, 1992, relating to 4,000,000 shares of the Company's Common Stock.

     All reports and documents subsequently filed with the Commission by the Company subsequent to the date of this registration statement pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of those documents. Additional updating information with respect to the securities and Plan covered herein may be provided in the future to participants by means of appendices to the Prospectus.


                       ANNUAL REPORT TO SHAREHOLDERS

     The Company will deliver with this Prospectus to each employee or agent to whom it is sent or given a copy of the Company's Annual Report to Shareholders for its last fiscal year, unless the employee or agent otherwise has received a copy, in which case the Company will promptly furnish, without charge, an additional copy on written request by the employee or agent. Except as indicated herein, the Annual Report to Shareholders is not incorporated by reference into the Prospectus.


                                  EXPERTS

     The consolidated financial statements and schedules of Lincoln National Corporation and subsidiaries appearing in the Lincoln National Corporation Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The legality of the securities to be issued pursuant to the Plan will be passed upon for the Company by John L. Steinkamp. Mr. Steinkamp is employed by the Company as a Vice President and Associate General Counsel and owns options to purchase common stock and owns, through the Company's Employees' Savings and Profit-Sharing Plan, shares of the Company's Common Stock.


                                 PART II.


                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

     Set forth below are estimates of all expenses incurred or to be incurred by the Company in connection with the issuance and distribution of the Company to be registered, other than underwriting discounts and commissions.

          Registration fees                                      $ 236,844
          Photocopying and Printing                                  3,000*
          Legal fees                                                15,000*
          Accounting fees                                            8,000*
          State blue sky fees and expenses                             250*
                                                                  ----------
               TOTAL                                             $ 263,134

           * Estimated


Item 15.  Indemnification of Directors and Officers

     The following discussion of the indemnification provisions of the Indiana Business Corporation Law (Indiana Code Section 23-1-37) (the "Law"), which applies to the Company, is a summary, is not meant to be complete, and is qualified in its entirety by reference to the Law.

     The Law provides that the Company may indemnify present and past directors, officers, employees and agents of the Company and of other entities, including partnerships, trusts and employee benefit plans, who serve in such capacities at the request of the Company, against obligations to pay as the result of threatened, pending or completed actions, suits or proceedings, whether criminal, civil, administrative or investigations to which they are parties, if it is determined by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors that they acted in good faith and they reasonably believed their conduct in their official capacity was in the Company's best interests or if such conduct was not in their official capacity, that the same was at least not opposed to the Company's best interests, and that in criminal proceedings they had reasonable cause to believe their conduct was lawful or no reasonable cause to believe that it was unlawful. Unless a corporation's articles of incorporation provide otherwise (which the Company's does not), the Law provides for mandatory indemnification for directors and officers against reasonable expenses incurred if they were wholly successful in the defense of such proceeding. Termination of a proceeding by judgment, settlement or like disposition is not determinative that the director, officer, employee or agent did not meet the standard of conduct set forth in the Law. The indemnity provided by the Law may be enforced in court and provision is made for advancement of expenses. The Law also permits the Company to insure its liability on behalf of the directors, officers, employees and agents so indemnified and the Law does not exclude any other rights in indemnification and advancement of expenses provided in the Company's Articles of Incorporation, Bylaws, or resolutions of its board of directors or its shareholders.

     The Bylaws of the Company provide for the indemnification of its officers, directors and employees against reasonable expenses, including settlements, that may be incurred by them in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties so long as (i) the individual's conduct was in good faith, (ii) he reasonably believed that the conduct was in the Company's best interests (or for non-corporate acts, not against the best interests of the Company), and (iii) in the case of criminal proceedings, the individual either had reason to believe the conduct was lawful, or no reasonable cause to believe it was unlawful. In the case of directors, a determination as to whether indemnification or reimbursement is proper shall be made by a majority of disinterested directors, a committee of the board of directors or special counsel selected by the board of directors. In the case of individuals who are not directors, such determination shall be made by the chief executive officer of the Company or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the Company.

     Such indemnification may apply to claims arising under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and therefore unenforceable.

     The Company maintains a directors' and officers' liability insurance program with minimum policy limits totaling $100,000,000 for each wrongful act and subject to aggregate limits totaling $100,000,000 for the policies in the program. There is no policy deductible for directors and officers and a $5,000,000 deductible applicable to corporate reimbursement.

Item 16.  Exhibits.

     The following exhibits of this Registration Statement are included in
Item 16. (Note: The numbers preceding the exhibits correspond to the specific numbers within Item 601 of Regulation S-K.)

Exhibit No.                     Description

     4(a)     The Lincoln National Corporation 1997 Incentive Compensation
              Plan

     4(b)(i) The Articles of Incorporation of the Company as last amended May 12, 1994 are incorporated herein by reference to Company's Form S-3/A filed with the Commission on September 15, 1994.

     4(b)(ii) The By-Laws of the Company as last amended May 15, 1997 are incorporated herein by reference to Amendment No.1 to the registration statement on Form S-3 (33-62315) filed on May 27, 1997.

     5 Opinion of John L. Steinkamp, Esq., as to the legality of the securities being registered.

     8 Opinion of Sutherland, Asbill & Brennan as to the tax consequences of the Plan.

     23(a)     Consent of Ernst & Young LLP, Independent Auditors

     23(b) Consent to use of Opinion of John L. Steinkamp, Esq., is contained in Exhibit 5.

     23(c) Consent to use of Opinion of Sutherland, Asbill & Brennan contained in Exhibit 8.


Item 17.  Undertakings.

(a)  Rule 415 Offering.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES


     (a) THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on the 25th day of July, 1997.

                                        LINCOLN NATIONAL CORPORATION


                                        By: /S/ JOHN L. STEINKAMP
                                            John L. Steinkamp
                                            Vice President


     (b) LET IT BE KNOWN that each officer or director of Lincoln National Corporation whose signature appears in paragraph (b) under SIGNATURES below appoints Dennis L. Schoff, John L. Steinkamp and C. Suzanne Womack jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of the Lincoln National Corporation 1997 Incentive Compensation Plan, and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

     (c) Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                    Title                                Date

                             Director, Chairman of the Board,    7/25/97
/S/ IAN. M. ROLLAND          CEO & President
(Ian M. Rolland)             (Principal Executive Officer)

                             Second Vice President &             7/28/97
/S/ DONALD L. VANWYNGARDEN   Controller (Principal
(Donald L. VanWyngarden)     Accounting Officer)

                             Executive Vice President            7/28/97
/S/ RICHARD C. VAUGHAN       and Chief Financial Officer
(Richard C. Vaughan)         (Principal Financial Officer)

/S/ J. PATRICK BARRETT       Director                            7/28/97
(J. Patrick Barrett)

/S/ THOMAS D. BELL, JR.      Director                            7/28/97
(Thomas D. Bell, Jr.)

/S/ DANIEL R. EFROYMSON      Director                            7/28/97
(Daniel R. Efroymson)

/S/ HARRY L. KAVETAS         Director                            7/28/97
(Harry L. Kavetas)

/S/ M. LEANNE LACHMAN        Director                            7/28/97
(M. Leanne Lachman)

/S/ EARL L. NEAL             Director                            7/28/97
(Earl L. Neal)

/S/ ROEL PIEPER              Director                            7/28/97
(Roel Pieper)

/S/ JOHN M. PIETRUSKI        Director                            7/28/97
(John M. Pietruski)

/S/ JILL S. RUCKELSHAUS      Director                            7/28/97
(Jill S. Ruckelshaus)

/S/ GORDON A. WALKER         Director                            7/28/97
(Gordon A. Walker)

/S/ GILBERT R. WHITAKER, JR. Director                            7/28/97
(Gilbert R. Whitaker, Jr.)



                             INDEX TO EXHIBITS


Exhibit No.                   Description

     4(a)      Lincoln National Corporation 1997 Incentive Compensation Plan

     5 Opinion of John L. Steinkamp, Esq., as to the legality of the securities being registered.

     8 Opinion of Sutherland, Asbill & Brennan as to the tax consequences of the Plan.

     23(a)     Consent of Ernst & Young LLP, Independent Auditors.





                                                  Exhibit 4(a)



                     LINCOLN NATIONAL CORPORATION

-----------------------------------------------------------------------

                   1997 Incentive Compensation Plan

                     LINCOLN NATIONAL CORPORATION

-----------------------------------------------------------------------

                   1997 Incentive Compensation Plan

-----------------------------------------------------------------------
                                                                         Page
1.   Purpose........................................................      A-4

2.   Definitions....................................................      A-4

3.   Administration.................................................      A-6
       (a)    Authority of the Committee............................      A-6
       (b)    Manner of Exercise of Committee Authority.............      A-6
       (c)    Limitation of Liability...............................      A-6

4.   Stock Subject to Plan..........................................      A-7
     (a)    Overall Number of Shares Available for Delivery.........      A-7
     (b)    Application of Limitation to Grants of Awards...........      A-7
     (c)    Availability of Shares Not Delivered under Awards ......      A-7

5.   Eligibility; Per-Person Award Limitations......................      A-7

6.   Specific Terms of Awards.......................................      A-7
     (a)    General....................................................   A-7
     (b)    Options....................................................   A-8
     (c)    Stock Appreciation Rights..................................   A-8
     (d)    Restricted Stock...........................................   A-9
     (e)    Deferred Stock Units.......................................   A-9
     (f)    Bonus Stock and Awards in Lieu of Obligations..............   A-9
     (g)    Other Stock-Based Awards...................................  A-10

7.   Certain Provisions Applicable to Awards...........................  A-10
     (a)    Stand-Alone, Additional, Tandem, and Substitute Awards ....  A-10
     (b)    Term of Awards.............................................  A-10
     (c)    Form and Timing of Payment under Awards; Deferrals ......... A-10
     (d)    Exemptions from Section 16(b) Liability....................  A-11
     (e)    Cancellation and Rescission of Awards ...................... A-11

8.   Performance and Annual Incentive Awards...........................  A-12
     (a)    Performance Conditions.....................................  A-12
     (b)    Performance Awards Granted to Designated Covered Employees   A-12
     (c)    Annual Incentive Awards Granted to Designated Covered
            Employees                                                    A-13
     (d)    Written Determinations...................................... A-14
     (e)    Status of Section 8(b) and 8(c) Awards under Code
            Section 162(m)                                               A-14

                        LINCOLN NATIONAL CORPORATION

-----------------------------------------------------------------------

                      1997 Incentive Compensation Plan

------------------------------------------------------------------------
                                                                         Page

9.   Change of Control.................................................  A-14
     (a)    Options and SARs ..........................................  A-14
     (b)    Restricted Stock and Deferred Stock Units..................  A-15
     (c)    Other Awards...............................................  A-15

10.  General Provisions................................................  A-15
     (a)    Compliance with Legal and Other Requirements...............  A-15
     (b)    Limits on Transferability; Beneficiaries...................  A-15
     (c)    Adjustments................................................  A-15
     (d)    Taxes......................................................  A-16
     (e)    Changes to the Plan and Awards.............................  A-16
     (f)    Limitation on Rights Conferred under Plan..................  A-17
     (g)    Unfunded Status of Awards; Creation of Trusts..............  A-17
     (h)    Nonexclusivity of the Plan.................................  A-17
     (i)    Payments in the Event of Forfeitures; Fractional Shares ...  A-17
     (j)    Governing Law..............................................  A-17
     (k)    Awards under Preexisting Plans.............................  A-17
     (l)    Plan Effective Date and Shareholder Approval...............  A-17

                           LINCOLN NATIONAL CORPORATION

                         1997 Incentive Compensation Plan


     1. Purpose. The purpose of this 1997 Incentive Compensation Plan (the "Plan") is to assist Lincoln National Corporation, an Indiana corporation (the "Corporation"), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

    (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

     (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock Units, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

     (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (d) "Board" means the Corporation's Board of Directors.

     (e) "Change of Control" shall have the same meaning ascribed to such term in the Lincoln National Corporation Executives' Severance Benefit Plan (the "Severance Benefit Plan") on the date immediately preceding the Change of Control.

     (f) "Change of Control Price" means an amount in cash equal to the higher of (i) the amount of cash and Fair Market Value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change of Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change of Control.

     (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (h) "Committee" means at any date each of those members of the Compensation Committee of the Board who shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by "outside directors" in order to qualify for tax deductibility under Code Section 162(m). Unless otherwise designated by the Board, the Committee shall include not fewer than three members. In the event that fewer than three members of the Compensation Committee are eligible to serve on the Committee, the Board may appoint one or more of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

     (i) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

     (j) "Deferred  Stock Unit" means a right,  granted to a  Participant  under
Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

     (k) "Effective Date" means January 1, 1997.

     (l) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including employees, agents and brokers who may also be directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     (n) "Executive Officer" means an executive officer of the Corporation as defined under the Exchange Act.

     (o) "Fair Market Value" means the Fair Market Value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee the Fair Market Value of Stock shall be the average of the highest and lowest prices of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the last trading day prior to the date on which the determination of Fair Market Value is being made.

     (p) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

     (q) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

     (r) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

     (s) "Other Stock-Based  Awards" means Awards granted to a Participant under
Section 6(g) hereof.

     (t) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

     (u)  "Performance  Award"  means a right,  granted to a  Participant  under
Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

     (v) "Preexisting Plans" mean the Lincoln National Corporation 1986 Stock Option Incentive Plan (the "Stock Option Plan") and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the "EVSP").

     (w) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

     (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

     (y) "Stock" means the Corporation's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

     (z) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

3.   Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), adopt, amend and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under
Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements and restrictions set forth in Section 8(e). The Committee may appoint agents to assist it in administering the Plan.

     (c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4.   Stock Subject to Plan.

     (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 12,700,000, less any shares of Stock which are the subject of an option granted or other award made under the Preexisting Plans after March 12, 1997; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 1,000,000; and provided, further, that the total number of shares of Restricted Stock that may be granted shall not exceed 3,000,000, less any shares of restricted stock awarded under the Pre-existing Plans after March 12, 1997. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares.

     (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

     (c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

     5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in
Section 10(c), under each of the following separate provisions: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under Section 8(c) of the Plan as an Annual Incentive Award or other cash annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year by any one Participant shall be $8,000,000, and the maximum cash amount that may be earned under Section 8(b) of the Plan as a Performance Award or other cash Award payable in cash (currently or on a deferred basis) in respect of any individual performance period by any one Participant shall be $8,000,000.

6.   Specific Terms of Awards.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6, provided, however, that no Award shall be made under this
Section 6 prior to the date on which shareholders of the Corporation approve the adoption of the Plan. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a

Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award. Any Award or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee or its designee's sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e) below.

     (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

     (ii) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

     (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

     (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

     (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change of Control Price) over (B) the grant price of the SAR as determined by the Committee.

     (ii) Other Terms. The Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which any Stock payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change of Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

        (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to
Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

       (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

       (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

    (e) Deferred Stock Units. The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by the Employer under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or its successor (the "Deferred Compensation Plan") in units which are equivalent in value to shares of Common Stock ("Deferred Stock Units"). Once credited to such account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

    (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards do not impair a participant's exemption from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).

7.   Certain Provisions Applicable to Awards.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award not provided for in the original Award agreement, except that this provision shall not prevent the Committee or its designee from converting an Award to Deferred Stock Units as provided under Section 6(a) above or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     (d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

     (e) Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

     (i) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant's position and responsibilities while employed by the Corporation, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation's shareholders, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

      (ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation's business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

       (iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

       (iv) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery; provided, however, that the Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the provisions of this Section 7(e). Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery. In the case of any Participant whose employment is terminated by the Corporation and its subsidiaries without "cause" (as defined in the Award agreement), however, a failure of the Participant to comply with the
                                   A - 11
provisions of Section 7(e)(i) after such termination of employment shall not in itself cause rescission or require repayment with respect to any Award exercised, paid or delivered before such termination.

8.   Performance and Annual Incentive Awards.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

         (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

         (ii) Business Criteria. One or more of the following business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues;
(3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating
earnings  after  interest  expense  and before incentives,   service  fees,
and extraordinary or special items; operating earnings; income from operations; (9) total shareholder return; (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies; and (11) any criteria comparable to those listed above that shall be approved by the Committee. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

        (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a
                                   A - 12
performance period, which may overlap with another performance period or periods, of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code
Section 162(m).

     (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

     (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

    (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).


       (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

        (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day after the beginning of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive
Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

      (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code
Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

    (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     (e)  Status  of  Section   8(b)  and  Section   8(c)   Awards   under  Code
Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9. Change of Control. In the event of a "Change of Control," the following provisions shall apply unless otherwise provided in the Award agreement:

     (a) Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

     (b) Restricted Stock and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Deferred Stock Unit granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

     (c) Other Awards. The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan.

10.   General Provisions.

      (a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof,
(iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals,
                                     A - 15
and  Annual  Incentive  Awards  and  any  Annual  Incentive  Award  pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code
Section 162(m) and regulations thereunder.

     (d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (e) Changes to the Plan and Awards. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or
(iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. accordance with the terms of an Award.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its subsidiaries as it may deem desirable.

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Indiana law, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Awards under Preexisting Plans. No further awards shall be granted under the Preexisting Plans, after the Effective Date with respect to the EVSP and after Midnight, May 15, 1997 with respect to the Stock Option Plan.

     (l) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board as of the Effective Date, subject to approval by the shareholders of the Corporation.

EX-5


(219) 455-3628

August 1, 1997

Securities and Exchange Commission
Division of Corporation Finance
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Lincoln National Corporation 1997 Incentive Compensation Plan ("Plan")

Ladies and Gentlemen:

I have acted as counsel for Lincoln National Corporation, an Indiana corporation ("Issuer"), in connection with the registration of 11,613,256 shares of the Issuer's Common Stock and similar stock-based awards under the Plan to be issued pursuant to the Plan.

At the request of the Management of Lincoln National Corporation, I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

Based upon my examination of such documents and corporate proceedings as I have deemed relevant, I am of the opinion that:

1. The Issuer is a duly organized and existing corporation under the laws of the state of Indiana;

2. The issued shares of Common Stock of the Issuer have been duly authorized and are validly issued, fully paid and nonassessable; and

3. The shares of Common Stock covered by the registration statement on Form S-3 have been duly authorized and, when issued as provided in the Plan, such shares will be validly issued, fully paid and nonassessable.

I consent to the conclusion of this opinion as an exhibit to this Registration Statement on Form S-3.

Sincerely,

/S/ JOHN L. STEINKAMP

John L. Steinkamp
Vice President and
Associate General Counsel

EX-8



                            August 1, 1997



Lincoln National Corporation
200 East Berry Street
Fort Wayne, Indiana  46802

Gentlemen:

    In connection with the registration of certain shares of Common Stock of Lincoln National Corporation (the "Company") pursuant to the Lincoln National Corporation 1997 Incentive Compensation Plan (the "Plan"), as described in a Registration Statement on Form S-3 to be filed by the Company on or about August 1, 1997 (the "Registration Statement"), we have been asked to render our opinion to you with respect to certain income tax consequences, under the Internal Revenue Code of 1986, as amended (the "Code"), of various transactions contemplated by the Plan.

    We have examined the provisions of the Plan and made such other investigations and inquiries as we deem necessary in order to enable us to render this opinion. Assuming that the transactions contemplated by the Plan are carried out in conformity with the terms of the Plan, it is our opinion that the tax consequences of each transaction will be as described in the relevant section below.

THE PLAN

    The Plan provides that it is to be administered by a committee (the "Committee") that generally consists of no fewer than three directors who are members of the Compensation Committee of the Board and who are "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act"). The Committee, in its sole discretion, determines the timing of any award and the type and amount of the award to be granted to any participant from among the various forms available under the Plan: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, bonus stock awards, deferred stock units, performance awards, and other types of stock-based incentive compensation. The Plan further specifies the maximum aggregate number of shares of Company Common Stock for which stock options or awards may be granted, the earliest permissible exercise date, the maximum exercise period of stock options and stock appreciation rights, and other terms and conditions regarding the exercise of options or enjoyment of rights under the Plan.

TAX TREATMENT OF AWARDS UNDER THE PLAN

Incentive Stock Options

    Under Code Section 421, special tax treatment is available for incentive stock options, within the meaning of Code Section 422(b), provided certain
holding and exercise timing requirements are met.<F1>    Consistent with Code
Section 422(b), only those options that are designated by the Committee as incentive stock options and that meet certain requirements will be treated as such. Specifically, an option will be treated as an incentive stock option only if, consistent with Code Section 422(b), it:

    (1) is granted pursuant to a plan that specifies the aggregate number of shares that may be issued pursuant to options and the employees (or class(es) of employees) who are eligible to receive options, and that is approved by shareholders of the corporation granting the options within 12 months of the date on which the plan is adopted;

    (2) is granted within ten years of the earlier of the date on which the plan was adopted or the date on which the plan was approved by shareholders;

    (3) is not, by its terms, exercisable after the expiration of ten years from the date of grant;

    (4) is exercisable for a price not less than the fair market of the underlying stock on the date of grant;

    (5) is not transferable by the grantee other than by will or by the laws of descent and distribution, and is exercisable during the grantee's lifetime only by the grantee; and

    (6) is granted to an individual who, at the time of grant, does not own stock possessing more than ten percent of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

    The Plan includes provisions designed to comply with the above requirements of Code Section 422(b). Consequently, the options granted to employees as incentive stock options in accordance with the terms of the Plan satisfy the requirements of Code Section 422(b), and the employees who receive these options will be taxed in accordance with the rules of Code Section 421.
Thus, under Code Sectin 421, the granting of an incentive stock option will not result in taxable income to the participant at the time of grant. Code
Section 83(e); see, Commissioner v. LoBue, 351 U.S. 243 (1956). The exercise of the incentive stock option also will ordinarily have no federal income tax consequences to the participant, provided that the incentive stock option is exercised during a particular time period. Specifically, the incentive stock option must be exercised: (1) while the participant is employed by the Company or a subsidiary; (2) within three months after the participant ceases to be an employee of the Company or a subsidiary;
(3) after the participant's death, where the participant was an employee of the Company within three months before his death; or (4) within one year after the participant ceases to be an employee of the Company or a subsidiary, if the participant's employment is terminated because of permanent and total disability (within the meaning of Code Section 22(e)(3)). Code Sections 421(a)(1), 422(a)(2), 422(b)(5), 422(c)(6); Treas. Reg.
Section 1.421-8(c)(1). If an incentive stock option is not exercised during one of these periods, it will be treated for tax purposes as a nonqualified stock option (the tax treatment of which is described below).

    If the shares acquired pursuant to the timely exercise of an incentive stock option are held for at least one year after they are acquired and two years after the date on which the incentive stock option was granted to the participant (the "required period"), and if the shares constitute a capital asset in the hands of the participant, then any gain on disposition of the shares will be taxable as long-term capital gain and no corresponding deduction will be allowed to the Company. See, Code Sections 421(a), 1001, 1221, 1222.

    If the shares acquired pursuant to a timely exercise of an incentive stock option are disposed of before the expiration of the required period (in what is referred to as a "disqualifying disposition"), then the nonrecognition treatment
of Code Section 421(a) does not apply.  Code Section 421(a)(1).<F2>    Instead,
pursuant to the provisions of Code Section 83, any gain realized on the disposition, up to the difference between the amount the participant paid for the shares and the fair market value of the shares at the date of exercise will be taxable as ordinary income. In addition, the Company will be allowed a contemporaneous deduction in the amount of such income. The Company will only be allowed such a deduction, however, if (1) the Company complies with any applicable income tax reporting requirements, or (2) the Company can demonstrate that the employee actually included the amount in income. Treas. Reg. Section 1.83-6.

    To the extent that the shares acquired in connection with the disqualifying disposition constitute a capital asset in the hands of a participant, any additional gain realized will generally be taxable to the participant as long or short-term capital gain depending on the period for which the shares were deemed to have been held. Code Sections 1001, 1221, 1222. If the shares are disposed of at a loss, the loss generally will be long or short-term capital loss depending on the holding period. Code Sections 1001, 1221, 1222. A discussion of holding periods and the federal income tax treatment of a long-term capital gain is addressed under "Capital Gains Treatment," infra.

    A participant's basis in shares of Common Stock acquired pursuant to the exercise of an incentive stock option will equal the sum of any cash paid for such shares plus the basis of any shares surrendered, as determined immediately before the surrender, plus any income recognized on the disposition of the surrendered shares. If a participant uses shares of the Company's Common Stock to exercise his incentive stock option and such shares either were not acquired by the prior exercise of an incentive stock option or were so acquired, but were held by him for the required period, we believe, although we cannot opine, that, under Code Sections 1031(d) and 1036, the participant will recognize no gain in connection with the transaction and that the basis of the shares that the participant surrenders carries over to the same number of shares received upon the exercise of the option; the participant's basis in any remaining shares so
acquired will be zero.<F3>    We also believe, although we cannot opine, that,
under Code Sections 1031(d), 1036 and 1223, the participant's holding period in such same number of shares will include the participant's holding period in the shares surrendered. Cf., Weir v. Commissioner, 10 T.C. 996 (1948), aff'd per curiam, 173 F.2d 222, (3d Cir. 1949).

    If (1) a participant uses shares of the Company's Common Stock to exercise his incentive stock option, (2) such shares were acquired upon a prior exercise of an incentive stock option or another type of statutory option, and (3) such shares were not held for the required period, the participant is not able to avoid recognition of gain on the transaction because Code Section 424(c)(3) provides that Code Section 1036 does not apply in these circumstances. Accordingly, the participant's basis in the shares acquired upon exercise of his incentive stock option will equal the sum of the basis of shares surrendered, as determined immediately before the surrender, plus any income recognized on the disposition of the surrendered shares by reason of Code
Section 421(b).

    The amount by which the fair market value, determined at the time of exercise, of a share of Company Common Stock acquired pursuant to the exercise of an incentive stock option exceeds the option price shall, along with other specified items, constitute an adjustment for the purpose of determining the participant's alternative minimum taxable income. Code Section 56(b)(3). Such adjustments are potentially subject to alternative minimum tax, at a rate of 26 percent or 28 percent, as determined by a formula involving special deductions, additions and exemptions. See, e.g., Code Section 55. As a result, the exercise of an incentive stock option may subject a participant to an alternative minimum tax depending on that participant's particular circumstances. For purposes of computing alternative minimum taxable income realized on a subsequent disposition of shares acquired pursuant to the exercise of an incentive stock option, the participant's basis in the stock so acquired shall be increased by the amount that alternative minimum taxable income was increased due to the earlier exercise of the stock option. Code
Section 56(b)(3).

Nonqualified Stock Options

    The grant of a nonqualified stock option will not result in taxable income to the participant at the time of grant, because a nonqualified stock option granted under the Plan is of a type not actively traded on an established market, is not transferable by the participant, and has no readily ascertainable fair market value. Code Section 83(e); Treas. Reg. Section 1.83-7. Upon exercise of a nonqualified stock option, however, the participant will be subject to tax. Treas. Reg. Section 1.83-7. Specifically, at the time of exercise, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price of the shares. Code Section 83(a).

    When the participant recognizes taxable income as a result of the exercise of a nonqualified stock option, the Company will generally be entitled to claim a deduction in the amount of the participant's income inclusion. Code Section 83(h). The Company will be able to claim such a deduction, however, only if the participant includes the related income in his or her taxable income. Id. The participant will be deemed to have included the amount in income if the Company properly completes Form W-2 or 1099 (as applicable) and timely files the form with both the participant and the Internal Revenue Service. If the applicable form is not timely filed, the Company will be entitled to a deduction only if it can demonstrate that the participant actually included the amount in income. Treas. Reg. Section 1.83-6.

    If a participant exercises his nonqualified stock option using cash, the basis of the shares he acquires will equal the option price plus the amount included in his income upon exercise. Treas. Reg. Sections 1.61-2(d)(2)(i), 1.61-2(d)(6)(i). If the participant uses shares of the Company's Common Stock to exercise his nonqualified stock option, the basis of the shares he surrenders carries over to the same number of shares received upon the exercise of the option. Code Sections 1031(d), 1036; Rev. Rul. 80-244, 1980-2 C.B. 234.
We believe, although we cannot opine, that, under Code Sections 1031(d), 1036 and 1223, the participant's holding period in the same number of shares will include the participant's holding period in the shares surrendered.
Cf., Weir. The basis of any additional shares received is the same as the amount included in his gross income plus any cash the participant pays in connection with the exercise of the option. Treas. Reg. Sections 1.61-2(d)(2)(i), 1.61-2(d)(6)(1); Rev. Rul. 80-244. To the extent that the shares constitute a capital asset in the hands of a participant, on subsequent disposition of the shares acquired under a nonqualified stock option, the difference between the amount received for the shares and the basis of the shares will be treated as long-term or short-term capital gain or loss, depending on the holding period. Code Sections 1001, 1221, 1222. A discussion of holding periods and the federal income tax treatment of a long-term capital gain is addressed under "Capital Gains Treatment," infra.

Stock Appreciation Rights

    A stock appreciation right is not property within the meaning of Code
Section 83 because it represents nothing more than the Company's promise to pay the participant cash and/or shares of Company Common Stock when the participant elects to exercise the stock appreciation right. See, Treas. Reg.
Section 1.83-3(e); e.g., Priv. Ltr. Rul. 8230147, (April 30, 1982).  Thus, the
granting of a stock appreciation right will not result in taxable income to the participant at the time of grant. When and to the extent that a stock appreciation right is paid in cash, the participant will recognize ordinary income equal to the amount of cash received. See, Code Section 61; Rev.
Rul. 80-300, 1980-2 C.B. 165. When and to the extent that a stock appreciation right is paid in shares of the Company's Common Stock, the participant will recognize taxable income equal to the fair market value of any shares received. Code Section 83(a); see also, Rev. Rul. 80-300.

    When the participant recognizes taxable income as a result of the exercise of a stock appreciation right, the Company will generally be entitled to claim a deduction in the amount of the participant's income inclusion. Code
Sections 404(a)(5), 83(h); e.g., Priv. Ltr. Rul. 8230147, (April 30, 1982).
To the extent, however, that the participant's income inclusion is attributable to payment of the stock appreciation right in the form of shares of Company Common Stock, the Company will be able to claim such a deduction only if the participant includes or is deemed to have included the related income in his or her taxable income, as described above. Treas. Reg. Section 1.83-6.

    To the extent that any shares acquired upon exercise of a stock appreciation right constitute a capital asset in the hands of a participant, on the disposition of any such shares, the difference between the amount received for the shares and the fair market value of the shares as of the exercise of the stock appreciation right will be treated as long-term or short-term capital gain or loss, depending on the holding period. Code Sections 1001, 1221, 1222. A discussion of holding period and the federal income tax treatment of a long-term capital gain is included under "Capital Gains Treatment," infra.


Restricted Stock Awards

    Shares of Company Common Stock granted to a participant pursuant to a restricted stock award will be property subject to taxation under Code Sectino
83. The Plan provides that: (1) such shares will subject to such restrictions as the Committee may determine; (2) these restrictions will generally remain in effect until the participant's death, disability, retirement, completion of a specified period of continued employment, or the occurrence of some other event specified by the Committee; (3) if the participant terminates employment prior to the time that the restrictions lapse, the participant will forfeit any shares subject to the restrictions; and (4) shares subject to restriction are generally not transferable other than by will or the laws of descent and distribution. Consequently, if the restricted stock awards are made pursuant to agreements that are consistent with the terms of the Plan, the shares transferred pursuant to such an award should be considered to be subject to a "substantial risk of forfeiture" within the meaning of Code Section 83. Code
Section 83(c)(1); Treas. Reg. Section 1.83-3(c). Thus, the granting of a restricted stock award or issuance of restricted shares will not result in taxable income to the participant at the time of grant or issuance. Code
Section 83(a); Treas. Reg. Section 1.83-3(c)(4) (Example (1)).

    Instead, the participant will normally recognize ordinary income on the lapse of the restrictions in an amount equal to the fair market value of the shares on the date of lapse. Code Section 83(a). Nevertheless, the participant may elect, within 30 days after issuance of the restricted stock, to treat the fair market value of the restricted stock at issuance as ordinary income, in which case any subsequent appreciation in the value of the shares will not be taxed to the participant on the date of lapse. Code Section 83(b). On the other hand, the participant will also not be entitled to a deduction at the date of lapse for any portion of the amount included in income as a result of the Section 83(b) election if there is a subsequent decline in the value of the shares or if the participant forfeits the shares. Id. If, however, the stock is a capital asset in the hands of the participant, the participant may be allowed to treat any decline in value or any forfeiture as giving rise to a capital loss. Treas. Reg. Section 1.83-2(a).

    At the time a participant recognizes income pursuant to a restricted stock award, the Company will be entitled to a corresponding and contemporaneous deduction only if the participant includes or is deemed to have included the related income in his or her taxable income, as described above. Treas. Reg.
Section 1.83-6.

    To the extent that the restricted shares are a capital asset in the hands of the participant, on disposition of the shares after restrictions lapse, the difference between the amount received and the fair market value of the shares on the date of lapse (or on the date of issuance if the participant made the election described above) will be treated as long-term or short-term capital gain or loss, depending on the holding period. Code Sections 1001, 1221, 1222. A participant's holding period in the shares will begin just after the restrictions to which they are subject lapse unless he makes an election as noted above, in which case the holding period in his shares will begin just after the date the Company Common Stock is transferred to him. Code Section 83(f); Treas. Reg. Section 1.83-4(a).

    Amounts equivalent to dividends received by the participant under the restricted stock award and dividends paid on restricted stock received by the participant prior to the lapse of restrictions will be taxable as ordinary income to the participant and a corresponding and contemporaneous deduction should be allowed to the Company unless the participant made the election permitted under Code Section 83(b), as described above. See, Treas. Reg.
Section 1.83-1(a)(1); see, e.g, Priv. Ltr. Rul. 8139032 (June 30, 1981).
If such an election was made, dividends paid on restricted stock will be taxable as dividends and no corresponding deduction will be allowed.
Rev. Rul. 83-22, 1983-1 C.B. 17; see also, Treas. Reg. Section 1.83-2(a).

    The foregoing analysis applies equally to any restricted stock awards and any shares acquired pursuant to such an award, regardless of whether the awards were made under the Plan or as a result of a conversion to restricted stock awards of cash awards made under the Company's Management Incentive Plan II or the Company's Executive Value Sharing Plan.

Other Awards

    Like a stock appreciation right, bonus stock awards, deferred stock units, performance awards and other stock-based incentive compensation provided under the Plan represent nothing more than the Company's promise to pay the participant cash and/or shares of Company Common Stock currently or at some point in the future; therefore, at the time of grant, these awards and rights generally are not property subject to taxation under Code Section 83. See, Treas. Reg. Section 1.83-3(e). Thus, the granting of such an award or right generally will not result in taxable income to the participant at the time of grant. In any event, when and to the extent that an award or right is paid in cash, the participant will normally recognize ordinary income equal to the
amount of cash received.  Code Section 61.<F4>   Similarly, to the extent that
an award or right is paid in shares of the Company's Common Stock, the participant will normally recognize taxable income equal to the fair market value of any shares received as of the later of when the shares are received or when the shares cease to be subject to a substantial risk of forfeiture. Code Section 83(a). Generally, shares acquired pursuant to such an award are not subject to a substantial risk of forfeiture for purposes of Code
Section 83.<F5>

    When the participant recognizes taxable income as a result of the payment of a bonus stock award, a deferred stock unit, a performance award or another similar award, the Company will generally be entitled to claim a deduction in the amount of the participant's income inclusion. Code Sections 404(a)(5), 83(h). To the extent, however, that the participant's income inclusion is attributable to payment of the award or right in the form of shares of Company Common Stock, the Company will be able to claim such a deduction only if the participant includes or is deemed to have included the related income in his or her taxable income, as described above. Treas. Reg. Sections 1.83-6.

    To the extent that any shares acquired upon payment of an award or right constitute a capital asset in the hands of a participant, on the disposition of any such shares, the difference between the amount received for the shares and the fair market value of the shares as of the exercise of the stock appreciation right will be treated as long-term or short-term capital gain or loss, depending on the holding period. Code Sections 1001, 1221, 1222. A discussion of holding period and the federal income tax treatment of a long-term capital gain is included under "Capital Gains Treatment," infra.

    The foregoing analysis applies to any shares acquired pursuant to performance awards regardless of whether the awards were made under the Plan or as a result of a conversion to performance awards of cash awards made under the Company's Executive Value Sharing Plan.

Capital Gains Treatment

    Gain or loss from the sale or exchange of property will be treated as long-term capital gain or loss if that property is deemed to have been held for more than one year. Code Section 1222(3). Any gain or loss other than long-term capital gain or loss will be treated as short-term capital gain or loss. Code
Section 1222(1).

    Generally, the holding period of shares acquired pursuant to the exercise of an incentive stock option, nonqualified stock option or stock appreciation right begins on the date immediately following the date the shares are acquired by exercising the option or right. Weir; Frederick v. United States, 68-1 USTC Paragraph 9195 (E.D. Mich. 1968). In certain circumstances, however, as discussed above, the holding period of stock acquired pursuant to the exercise of an option using existing shares of the Company's Common Stock includes the holding period of the existing shares. The holding period of shares acquired pursuant to a restricted stock award, an incentive award, a performance award or a dividend equivalent right begins on the date following the date of acquisition, if the stock is transferred to the participant without restriction or if it is transferred with restrictions and the participant makes an election under Code Section 83(b). Rev. Rul 70-598, 1970-2 C.B. 168; Treas. Reg.
Section 1.83-4(a). If, however, such shares are transferred with restrictions and the participant does not make a Section 83(b) election, the holding period begins on the date following the date on which the restrictions lapse. Treas. Reg. Section 1.83-4(a).

    For net capital gains recognized by individuals, the Code imposes a preferential maximum tax rate of 28% (as compared with a 39.6% maximum tax rate on ordinary income).

                            *     *     *

    We are rendering no opinion as to the tax consequences of those provisions of the Plan which relate to United Kingdom participants. We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement.

                        Very truly yours,

                        Sutherland, Asbill & Brennan

                        By: /S/ SUTHERLAND, ASBILL & BRENNAN

[FN]
<F1> Note, however, that the tax treatment accorded to incentive stock options under Code Section 421 only applies with respect to optionees who are "employees" of the corporation granting the option (or a related corporation). Treas. Reg. Section 1.421-7(h). The following discussion of the tax treatment of grantees of incentive stock options applies only to those participants in the Plan who are "employees" (as that term is defined in Code Section 3401(c) and the regulations promulgated thereunder) of the Company or one of its subsidiaries at the time of the granting and exercise of an incentive stock option. We are rendering no opinion as to the status of any individual holding an agent's or broker's contract with a subsidiary of the Company as an "employee." The tax treatment of options granted to or exercised by non-employees is addressed under "Nonqualified Stock Options" below.

<F2> For purposes of determining whether shares acquired pursuant to the exercise of an incentive stock option have been disposed of before the expiration of the required period, the term "disposition" includes a sale, exchange, gift or transfer of legal title of the shares, but does not include a transfer from a decedent to an estate, a transfer by bequest or inheritance, a pledge or hypothecation, or certain exchanges in connection with a corporate reorganization. Code Section 424(c).

<F3> Prop. Treas. Reg. Section 1.422A-2(i)(4).  Also, the Internal Revenue
Service reached this result with respect to the shares in which the basis of the shares surrendered is carried over in the context of the exercise of a nonqualified stock option using shares of stock acquired through the prior exercise of a qualified stock option. Rev. Rul. 80-244, 1980-2 C.B. 234. A qualified option (which is no longer recognized under the Code) is substantially similar to an incentive stock option (compare prior version of Code Section 422 with the current version of that section). Prop. Treas. Reg. Sectino 1.422A-2(i) indicates that the nonrecognition treatment of Code Section 1036 and the basis substitution provided for under Code Section 1031(d) apply in the case of an exercise of an incentive stock option. Nevertheless, until 1992, the Internal Revenue Service had an explicit policy, notwithstanding that the proposed regulations were issued after the revenue ruling, of not ruling on whether the holding of Rev. Rul. 80-244 applies to incentive stock options.
Rev. Proc. 91-3, 1991-1 C.B. 364. This no-ruling policy does not appear in any revenue procedure subsequent to Rev. Proc. 91-3, but, because we are unaware of any ruling subsequent to that time addressing the issue, we believe the issue is not free from doubt.

<F4> Deferred stock units are credited on a participants behalf to a hypothetical account maintained for that participant under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or its successor (the "Deferred Compensation Plan"). While the tax consequences of participation in that Plan are beyond the scope of this opinion, we understand that the Deferred Compensation Plan contains provisions designed to prevent constructive receipt of income under that plan prior to the time of payment from that plan. Thus, the tax treatment described above should apply. If, however, by operation of the Deferred Compensation Plan, a participant is deemed to be in constructive receipt of amounts deferred thereunder, the participant will be subject to tax at the time of constructive receipt.

We note also that, if an award includes the payment of a dividend equivalent and that dividend equivalent is reinvested in additional dividend equivalent rights, the participant will recognize no taxable income at that time.

<F5> Notwithstanding the general rule, such shares would be considered to be subject to a substantial risk of forfeiture so long as sale of the shares could subject the participant to suit under the provisions of Section
16(b) of the Act. Because, however, the Plan is administered by a committee consisting solely of two or more "non-employee directors" (as defined in Rule 16b-3), the grant of an option, a stock appreciation right, a restricted stock award, an incentive award or a performance award to a participant subject to Section 16(b) (i.e., participants who are policy making officers, directors or 10% beneficial owners of the Company) will not be deemed, for purposes of Section 16(b), to be a purchase of the shares that underlie the option or award in determining whether a participant is liable to the Company for any profits derived from the purchase and sale of Common Stock. Thus, the sale of such shares would not subject the participant to suit under Section 16(b) and, therefore, they would not be subject to a substantial risk of forfeiture.[/FN]

EX-23
            Consent of Ernst & Young LLP, Independent Auditors



            Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) filed August 1, 1997, and related Prospectus of Lincoln National Corporation for the registration of 11,613,256 shares of its common stock for use in the Lincoln National Corporation 1997 Incentive Compensation Plan and to the incorporation by reference therein of our report dated February 6, 1997, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                   /S/ ERNST & YOUNG, LLP
Fort Wayne, Indiana
August 1, 1997

COVER



219) 455-3628


August 1, 1997

Securities and Exchange Commission
Division of Corporation Finance
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Lincoln National Corporation 1997 Incentive Compensation Plan

Ladies and Gentlemen:

On behalf of the Lincoln National Corporation 1997 Incentive Compensation Plan (the "Plan") and Lincoln National Corporation (the "Issuer"), we file on the EDGAR System a Registration Statement on Form S-3 (with exhibits) covering shares of the Issuer's Common Stock and similar stock-based awards under the Plan to be issued pursuant to the Plan. This Plan was approved by the Issuer's shareholders at the annual meeting on May 15, 1997.

The Registration Statement relates to an offering that typically would be registered on Form S-8. However, because certain of the participants in the Plan are non-exclusive agents of the Issuer's insurance subsidiaries, the offering does not, as a technical matter, qualify for use of Form-8. Accordingly, the registration is on Form S-3.

This Registration Statement registers 11,613,256 shares of the Issuer's Common Stock to be issued pursuant to the Plan.

Please note that a wire transfer to the order of the Commission, in the amount of $236,884 was effective under Rule 202.3a on August 1, 1997. The "CIK" number for Lincoln National Corporation is 0000059558. The transfer was marked "R" -- Restricted.

If you have any questions or comments with respect to this Registration, please call me at the above number.

Sincerely,

/S/ JOHN L. STEINKAMP

John L. Steinkamp
Vice President and
Associate General Counsel